UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 6, 2014 (June 4, 2014)

Date of Report (Date of earliest event reported)

QC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Kansas	000-50840	48-1209939
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

9401 Indian Creek Parkway, Suite 1500

Overland Park, Kansas 66210

(Address of principal executive offices)

(913) 234-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07. Submission of Matters to a Vote of Security Holders.

The QC Holdings, Inc. annual meeting of stockholders was held in Overland Park, Kansas, on June 4, 2014. At that meeting, the stockholders considered and acted upon the following proposals:

Proposal 1. The Election of Directors. By the vote referenced below, the stockholders elected the following individuals to serve as directors for a term of one year and until their respective successors are duly elected and qualified:

Director	For	Withheld	Broker Non-Votes
Don Early	11,143,925	827,845	4,677,852
Mary Lou Early	11,143,125	828,645	4,677,852
Richard B. Chalker	11,764,661	207,109	4,677,852
Gerald F. Lamberti	11,763,761	208,009	4,677,852
Jack L. Sutherland	11,848,842	122,928	4,677,852

Proposal 2. Ratification of Independent Auditor. By the vote referenced below, the stockholders voted to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the year ending December 31, 2014.

For	Against	Abstain
16,605,896	35,619	8,107

No other matters were submitted to a vote of the stockholders at the annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QC HOLDINGS, INC.
Date: June 6, 2014
	By:	/s/ Douglas E. Nickerson
	Name:	Douglas E. Nickerson
	Title:	Chief Financial Officer